Exhibit 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                          INDEPENDENT AUDITORS CONSENT


      We consent to the use in this Registration Statement of SK Realty Ventures, Inc. on Form SB-2 of our report dated March 9, 2004, which contains an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, appearing in the Prospectus, which is part of this Registration Statement.

      We also consent to the reference to our firm under the caption "Experts" in the Prospectus.



/s/  HJ& Associates, LLC
HJ& Associates, LLC
Salt Lake City, Utah
April 28, 2005


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